Exhibit 1.2

Execution Copy

$250,000,000

MAGELLAN MIDSTREAM PARTNERS, L.P.

6.45% Senior Notes due 2014

UNDERWRITING AGREEMENT

May 20, 2004

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

as the Representatives of the several

Underwriters named in Schedule 1

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Dear Sirs:

Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities Inc. and Lehman Brothers Inc. are acting as the representatives (the “Representatives”), $250,000,000 aggregate principal amount of its 6.45% Senior Notes due 2014 (the “Notes”) to be issued pursuant to the terms of an indenture  (the “Original Indenture”) among the Partnership and SunTrust Bank, as trustee (the “Trustee”), to be dated the Delivery Date (as defined herein), as supplemented by the First Supplemental Indenture thereto to be dated the Delivery Date (the “First Supplemental Indenture”).  The Original Indenture, as so supplemented, is referred to herein as the “Indenture”.

Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Magellan GP, LLC, a Delaware limited liability company, serves as the general partner (the “General Partner”) of the Partnership.  The Partnership is the sole limited partner of Magellan OLP, L.P., a Delaware limited partnership (the “Operating Partnership”), and the sole stockholder of Magellan GP, Inc., a Delaware corporation (“OLP GP”), which serves as the general partner of the Operating Partnership.  The Partnership is the sole member of Magellan Pipeline Company, LLC, a Delaware limited liability company (“MPL LLC”).  Each of Magellan NGL, LLC, a Delaware limited liability company (“MNGL LLC”), Magellan Terminals Holdings, L.P., a Delaware limited partnership (“MTH LP”), Magellan Pipelines Holdings, L.P., a Delaware limited partnership (“MPH LP”), Magellan Ammonia Pipeline, L.P., a Delaware limited partnership (“MAP LP”), and Magellan Asset Services, L.P. (“MAS LP”) is a subsidiary of the Operating Partnership, and is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.”  The Operating Partnership owns a 50%

limited liability company interest in Osage Pipe Line Company, LLC, a Delaware limited liability company (“Osage”).

The Partnership, the General Partner, the Operating Partnership, OLP GP, MPL LLC and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”  The Partnership Entities excluding the General Partner are sometimes referred to herein collectively as the “Partnership Group.”  The Partnership, the General Partner, the Operating Partnership, OLP GP and MPL LLC are sometimes referred to herein collectively as the “Magellan Parties.”

This underwriting agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Partnership by the Underwriters.

At or prior to the Delivery Date, the following transactions will have occurred:

(a)                                  MPL LLC (f/k/a Williams Pipe Line Company, LLC), the Partnership and the General Partner will enter into an Amended and Restated Note Purchase Agreement, amending and restating the Note Purchase Agreement, dated as of October 1, 2002, among MPL LLC, the Partnership and the General Partner and the Purchasers listed in the schedules thereto (the “Amended Note Purchase Agreement”); and

(b)                                 The Partnership will enter into a new credit facility, to be dated at or prior to the Delivery Date, among the Partnership, the several banks and other financial institutions or entities from time to time parties to such agreement, JPMorgan Chase Bank, as administrative agent and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Joint Bookrunners and Lead Arrangers (the “New Credit Facility”).

The New Credit Facility and the Amended Note Purchase Agreement are collectively referred to herein as the “Financing Documents.”

Section 1.                                            Representations, Warranties and Agreements of the Partnership Entities.

The Magellan Parties, jointly and severally, represent, warrant and agree that:

(a)                                  A registration statement on Form S-3 (File No. 333-83952) with respect to the Notes being sold by the Partnership has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to the Representatives of the Underwriters.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means the prospectus included in such registration statement, or amendments thereto, before such registration statement became effective under the Securities Act, any prospectus filed with the Commission by the Partnership with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations, or any preliminary prospectus supplement, including the accompanying base prospectus, filed with the Commission by the Partnership with the consent of the Representatives after the effectiveness of such registration statement pursuant to Rule 424(b) of the Rules and Regulations; “Registration Statement” means the registration statement referred to above, as amended at its Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement as of its Effective Time pursuant to Rule 430A of the Rules and Regulations and any new registration statement registering additional securities pursuant to Rule 462(b) of the Rules and Regulations; and “Prospectus” means the final prospectus supplement, including the accompanying base prospectus, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations.  Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the applicable Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made); and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the Rules and Regulations under the Securities Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.  Notwithstanding the foregoing, no representation or warranty is made as to information in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through the Representatives expressly for use therein.

(c)                                  The documents incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and

Regulations thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, respectively, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 Each of the Partnership, the Operating Partnership, MTH LP, MPH LP, MAP LP and MAS LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business as a foreign limited partnership in each jurisdiction in which ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e)                                  Each of the General Partner, MPL LLC, MNGL LLC and Osage has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business as a foreign limited liability company in each jurisdiction in which ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f)                                    OLP GP has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law of the State of Delaware (“DGCL”), has full corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g)                                 Other than (i) the General Partner’s ownership of the 2% general partner interest in the Partnership, (ii) the Partnership’s ownership of 100% of the member interests in the MPL LLC, 100% of the common stock of OLP GP and a 99.999% limited partner interest in the Operating Partnership, (iii) OLP GP’s ownership of a 0.001% general partner interest in the Operating Partnership, (iv) the Operating Partnership’s ownership of a 99.999% limited partner interest in each of MAP LP, MTH LP, MPH LP and MAS LP, 100% of the member interests in MNGL LLC and 50% of the member interests in Osage and (v) MNGL LLC’s ownership of a 0.001% general partner interest in each of MAP LP, MTH LP, MPH LP and MAS LP, none of the Partnership Entities own, and at each Delivery Date, will own, directly or indirectly, any equity of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of these entities other than the Operating Partnership, MPL LLC and MTH LP, is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.

(h)                                 The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated on or prior to the Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(i)                                     As of the date of the Prospectus, the Partnership has no limited partner interests issued and outstanding other than the following:

(i)                                     5,355,541 Common Units and 4,259,771 Subordinated Units (as defined in the Partnership Agreement) owned by MMH LP (collectively, the “Sponsor Units”);

(ii)                                  the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and

(iii)                               17,775,000 Common Units issued to public unitholders,

all of such Sponsor Units, Incentive Distribution Rights, Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of such Incentive Distribution Rights, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(j)                                     At or before the Delivery date:

(i)                                     the Amended Note Purchase Agreement will be duly authorized, executed and delivered by MPL LLC and will be a valid and legally binding agreement of MPL LLC, enforceable against MPL LLC in accordance with its terms; and

(ii)                                  the New Credit Facility will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(j), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(k)                                  Each of the Magellan Parties has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the Partnership has full right, power and authority to execute and deliver the Notes, the Original Indenture and the First Supplemental Indenture and to perform its obligations thereunder (this Agreement, the Notes, the Original Indenture and the First Supplemental Indenture, are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents”); and all action required to be taken by each of the applicable Magellan Parties for the due and proper authorization, execution and delivery of each of the Debt Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.  The Debt Documents, together with the Financing Documents, are referred to here in as the “Transaction Documents.”

(l)                                     As of the Delivery Date, the Original Indenture and the First Supplemental Indenture will be duly authorized, executed and delivered by the Partnership and the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(m)                               The Notes have been duly authorized by the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)                                 Each Transaction Document that is described in the Registration Statement and the Prospectus conforms in all material respects to the description thereof contained in such Registration Statement and Prospectus.

(o)                                 The Partnership owns all of the outstanding capital stock of OLP GP; all of such capital stock has been duly and validly authorized and issued and is fully paid and nonassessable; and such capital stock is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims except for those liens, encumbrances, security interests, equities, charges or claims existing under and as a result of the pledge thereof to secure indebtedness outstanding, interest and other obligations under the Credit Agreement among the Partnership, the lenders party thereto, Lehman Brothers Inc. and Bank of America Securities, LLC, as joint lead arrangers, Bank of America, N.A., as syndication agent and Lehman Commercial Paper Inc., as administrative agent, dated as of August 6, 2003, as amended (the “Old Credit Agreement Permitted Liens”).

(p)                                 OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be amended or restated on or prior to the Delivery Date, the “Operating Partnership Agreement”); and OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens.

(q)                                 The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances,  security interests, equities, charges or claims, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens.

(r)                                    The Operating Partnership owns a 100% member interest in MNGL LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MNGL LLC (as the same may be amended or restated on or prior to the Delivery Date, the “MNGL LLC Agreement”), and is fully paid (to the extent required under the MNGL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens.

(s)                                  MNGL LLC is the sole general partner of each of MAP LP, MAS LP, MPH LP and MTH LP (the “LP Subsidiaries”) with a 0.001% general partner interest in each of the LP Subsidiaries; each such general partner interest has been duly authorized and validly issued in accordance with each of the respective agreements of limited partnership of each of the LP Subsidiaries (as each may be amended and restated on or prior to the Delivery Date, the “LP Subsidiary Partnership Agreements”); and MNGL LLC owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens.

(t)                                    The Operating Partnership is the sole limited partner of each of the LP Subsidiaries with a 99.999% limited partner interest in each of the LP Subsidiaries; each such limited partner interest has been duly authorized and validly issued in accordance with each of the respective LP Subsidiary Partnership Agreements and is fully paid (to the extent required under each of the LP Subsidiary Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership owns each of such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens.

(u)                                 MMH LP is the sole member of the General Partner with a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Delivery Date, the “GP LLC Agreement”), and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

(v)                                 The Partnership is the sole member of MPL LLC with a 100% member interest in MPL LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MPL LLC (as the same may be amended or restated at or prior to the Delivery Date, the “MPL LLC Agreement”), and is fully paid (to the extent required under such Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for those liens, encumbrances, security interests, equities, charges or claims existing as a result of the pledge of such member interest to secure indebtedness outstanding, interest and other obligations under the Note Purchase Agreement among MPL LLC, the Partnership, the General Partner and the Purchasers parties thereto dated October 1, 2002, as amended prior to the First Delivery Date.

(w)                               The Operating Partnership owns a 50% member interest in Osage; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Osage (as the same may be amended or restated on or prior to the Delivery Date, the “Osage LLC Agreement”), and is fully paid (to the extent required under the Osage LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for the Old Credit Agreement Permitted Liens.

(x)                                   This Agreement has been duly authorized, executed and delivered by the Magellan Parties.

(y)                                 The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(z)                                   The Operating Partnership Agreement has been duly authorized, executed and delivered by OLP GP and the Partnership, and is a valid and legally binding agreement of OLP GP and the Partnership, enforceable against OLP GP and the Partnership in accordance with its terms.

(aa)                            The GP LLC Agreement has been duly authorized, executed and delivered by MMH LP, and is a valid and legally binding agreement of MMH LP, enforceable against MMH LP in accordance with its terms.

(bb)                          The MPL LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms.

(cc)                            The MNGL LLC Agreement has been duly authorized, executed and delivered by the Operating Partnership, and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(dd)                          Each of the LP Subsidiary Partnership Agreements has been duly authorized, executed and delivered by the Operating Partnership and MNGL LLC and is a valid and legally binding agreement of the Operating Partnership and MNGL LLC, enforceable against each of them in accordance with its terms.

Provided that, with respect to each agreement described in clauses (y) through (dd) above, the enforceability thereof may be limited by the Enforceability Exceptions; and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(ee)                            None of the offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance of the Transaction Documents by the Magellan Parties, or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of the agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), (A) the Financing Documents or (B) any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties in a proceeding to which any of them or other property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole.

(ff)                                No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Magellan Parties of each of the Debt Documents, the issuance and sale of the Notes and compliance by the Magellan Parties with the terms thereof or the consummation of the transactions contemplated by the Debt Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been, or will be prior to the Delivery Date, obtained under the Securities Act and the Trust Indenture Act, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, (iii) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(gg)                          No Partnership Entity has sold or issued any securities of the same class as the Notes during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(hh)                          Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capitalization or long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership Group, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, securityholders’ equity, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(ii)                                  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus, and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The summary selected historical financial information set forth in the Registration Statement, the Preliminary Prospectus dated May 17, 2004, and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Selected Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(jj)                                  Ernst & Young LLP, who have certified certain financial statements of the Partnership Group, and whose reports are included and incorporated by reference in the Prospectus and who have delivered the letter referred to in Section 6(g) hereof, are and have been, during the periods covered by the financial statements on which they reported, independent public accountants as required by the Securities Act and the Rules and Regulations.

(kk)                            The General Partner and each member of the Partnership Group have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the Prospectus, (ii) such that exist to secure indebtedness outstanding, interest and other obligations under the Note Purchase Agreement among MPL LLC, the Partnership, the General Partner and the Purchasers parties thereto dated October 1, 2002, as amended, or (iii) such as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made and proposed to be made of such property taken as a whole as described in the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Magellan Parties represent that none of MPH LP, MAP LP, MPL LLC or, to their knowledge, Osage, has received any actual notice or claim from any owner of land upon which its pipeline is located that any of such entities does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied as described in the Prospectus and which constitute valid claims or which have not been satisfied by the applicable parties that will have a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Partnership Group, taken as a whole.  All assets held under lease or license by the members of the Partnership Group are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Prospectus or (ii) that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole.

(ll)                                  Each of the Partnership Entities carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance.

(mm)                      Each of the Partnership Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and none of the Partnership Entities are aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(nn)                          Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement or Prospectus and that are not described as required; and to the best knowledge of the Partnership Entities, no such proceedings are threatened by governmental authorities or by others.

(oo)                          The conditions for use by the Partnership of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(pp)                          There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations thereunder which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(qq)                          No relationship, direct or indirect, exists between or among any member of the Partnership Group on the one hand, and the securityholders, customers or suppliers of any member of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Prospectus, which is not so described.

(rr)                                Except as described in the Prospectus, no labor disturbance by the employees of any member of the Partnership Group (and to the extent they perform services on behalf of any of any member of the Partnership Group, employees of MMH LP), exists or, to the knowledge of the Partnership Entities, is imminent or threatened, which might be expected to have a material adverse effect on the general affairs, management, consolidated financial position, securityholders’ equity, results of operations, business or prospects of the Partnership Group, taken as whole.

(ss)                            The Partnership and the General Partner are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or the Partnership would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any

“pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the General Partner or the Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(tt)                                Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole, or (ii) which are being contested in good faith.  No tax deficiency has been determined adversely to any Partnership Entity which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to any Partnership Entity, might have) a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole.

(uu)                          Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) other than the possible entering into prior to the Delivery Date of an agreement among the Partnership, the General Partner, MMH LP, The Williams Companies, Inc. and certain affiliates of The Williams Companies, Inc. pertaining to the settlement of certain environmental indemnification obligations of The Williams Companies, Inc., entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(vv)                          The Partnership Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements and to maintain accountability for the Partnership’s consolidated assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(ww)                      None of the Partnership Entities (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate of incorporation or bylaws or other organizational or governing documents; (ii) is in breach or default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) as would not have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(xx)                              No Partnership Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy)                          Except as described in the Prospectus, none of the Partnership Entities has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(zz)                              Neither the General Partner nor any member of the Partnership Group is, or, as of the Delivery Date after giving effect to the application of the net proceeds as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aaa)                      Each certificate signed by or on behalf of any Partnership Entity and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Underwriters as to the matters covered thereby.

Section 2.                                            Purchase of the Notes by the Underwriters.

The Partnership agrees to issue and sell the Notes to the several Underwriters as provided herein and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.094% of the principal amount thereof plus accrued interest, if any, from May 25, 2004 to the Delivery Date.  The Partnership will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

The Partnership understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Underwriting Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Prospectus.  The Partnership acknowledges and agrees that the Underwriters may offer and sell

Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

Section 3.                                            Delivery of and Payment for the Notes.

Payment for and delivery of the Notes shall be made at the offices of Vinson & Elkins L.L.P., in Houston, Texas, at 9:00 A.M., Houston, Texas time, on May 24, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Delivery Date.”

Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Partnership to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Partnership.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

Section 4.                                            Further Agreements of the Magellan Parties.

Each of the Magellan Parties, jointly and separately, covenants and agrees with each Underwriter:

(a)                                  (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Notes; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 At the request of the Representatives, to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;

(e)                                  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Representatives and obtain the consent of the Underwriters to the filing;

(f)                                    As soon as practicable after the Effective Date, to make generally available to the Partnership’s securityholders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(g)                                 For a period of two years following the Effective Date, to furnish, or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Representatives copies of all materials furnished by the Partnership to its securityholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(i)                                     To apply the net proceeds from the offering of the Notes as set forth in the Prospectus;

(j)                                     To take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become an “investment company” as defined in the Investment Company Act of 1940, as amended; and

(k)                                  To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

Section 5.                                            Expenses.

The Magellan Parties agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing the Debt Documents, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Notes; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 5 and in Sections 7 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

Section 6.                                            Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Magellan Parties contained herein, to the performance by the Magellan Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.

(b)                                 All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives with respect to the matters set forth in Exhibit A to this Agreement.

(d)                                 The Representatives shall have received from Lonny Townsend, General Counsel of the General Partner, his written opinion, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.

(e)                                Intentionally left blank.

(f)                                    The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                 At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)                                     On the Delivery Date, the General Partner shall have furnished to the Representatives a certificate, dated the Delivery Date, of a Vice President and its Chief Financial Officer stating that:

(i)                                     the representations, warranties and agreements of the Magellan Parties contained in this Agreement are true and correct at and as of the Delivery Date; the Magellan Parties have complied with all the agreements contained in this Agreement and satisfied all the conditions contained in this Agreement on their part to be complied with or satisfied at or prior to such Delivery Date; and no event contemplated in Sections 6(j) and 6(k) has occurred in respect of the Partnership Entities;

(ii)                                  the Prospectus has been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of such officers, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been disclosed to the Representatives and complied with; and

(iii)                               they have carefully examined the Registration Statement and the Prospectus and (A) the Registration Statement and Prospectus do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made), and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(j)                                     None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Partnership Entities, taken as a whole or (B) since such date there shall not have been any material adverse change in the partners’ or members’ capital, capital stock or short-term or long-term debt of the Partnership Entities, taken as a whole, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, securityholders’ equity or results of operations of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), makes it in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)                                  Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

(l)                                     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or in such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of any of the Partnership Entities on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)                               The Partnership Entities shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 7.                                            Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters.  The Magellan Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the Prospectus or any Preliminary Prospectus, in the light of the circumstances under which they were made) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Partnership with the provisions of Section 4(c) hereof.

(b)                                 Indemnification of the Magellan Parties.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Magellan Parties, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Magellan Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the Prospectus or any Preliminary Prospectus, in the light of the circumstances under which they were made), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information identified in Section7(g) below as being provided by the Underwriters.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Magellan Parties, their directors, the officers of the General Partner who signed the Registration Statement and any control persons of the Magellan Parties shall be designated in writing by the Partnership.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No

Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Magellan Parties on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Magellan Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Magellan Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Magellan Parties from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes.  The relative fault of the Magellan Parties on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Magellan Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Magellan Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                    Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)                                 Information Furnished by Underwriters.                       The Magellan Parties and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Partnership in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and any Preliminary Prospectus consists of the following statements set forth under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus:  (i) the table of Underwriters showing their respective participation in the sale of the Notes; (ii) the second, third and fourth paragraphs under the table of Underwriters; (iii) the last two sentences of the fifth paragraph under the table of Underwriters; and (iv) the seventh and ninth paragraphs under the table of Underwriters.

Section 8.                                            Defaulting Underwriters.

If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Notes set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of Notes set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the total principal amount of Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total aggregate principal amount of the Notes to be purchased on the Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date in accordance with this first sentence of this Section 8, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Magellan Parties, except that the Magellan Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Magellan Parties for damages, including expenses paid by the Partnership pursuant to Sections 5 and 10, caused by its default.  If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 9.                                            Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 6(j), 6(k), or 6(l) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

Section 10.                                      Reimbursement of Underwriters’ Expense.

If the Partnership shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Magellan Parties to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Magellan Parties is not fulfilled, the Magellan Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Magellan Parties shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, then the Magellan Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 11.                                      Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities, Inc., 270 Park Avenue, New York, New York 10017;

(b)                                 if to the Magellan Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (918) 573-1055);

Section 12.                                      Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Magellan Parties, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Magellan Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statements and any person controlling the General Partner within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 13.                                      Survival.

The respective indemnities, representations, warranties and agreements of the Magellan Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 14.                                      Definition of the Terms “Business Day” and “Subsidiary”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section 15.                                      Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 16.                                      Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 17.                                      Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing correctly sets forth the agreement among the Magellan Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“Partnership”

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ John D. Chandler
Name:		John D. Chandler
Title:		Chief Financial Officer and Treasurer

“General Partner”

MAGELLAN GP, LLC

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“Operating Partnership”

MAGELLAN OLP, L.P.

By:	Magellan GP, Inc., its General Partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Chief Financial Officer and Treasurer

Magellan Midstream Partners, L.P. Underwriting Agreement Signature Page

“OLP GP”

MAGELLAN GP, INC.

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“MPL LLC”

MAGELLAN PIPELINE COMPANY, LLC

By:	Magellan Midstream Partners, L.P.,
its Sole Member

By:	Magellan GP, LLC, its General Partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Chief Financial Officer and
Treasurer

Accepted:

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

By:	J.P. Morgan Securities Inc. AND
LEHMAN BROTHERS INC., each on behalf of
itself and each of the other Underwriters
named on Schedule 1 hereto

By:	/s/ Maria Sramek
Authorized Representative J.P. Morgan Securities Inc.

By:	/s/ Greg Hall
Authorized Representative Lehman Brothers Inc.

SCHEDULE 1

Underwriters	Principal Amount
J.P. Morgan Securities Inc.	$112,500,000
Lehman Brothers Inc.	62,500,000
Citigroup Global Markets Inc.	25,000,000
Scotia Capital Markets (USA) Inc.	25,000,000
SunTrust Capital Markets, Inc.	25,000,000

Total	$250,000,000

1-1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i)                                     The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(ii)                                  The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(iii)                               Each of the Magellan Parties has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(iv)                              Each of the Original Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Partnership and, assuming due execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

(v)                                 Each of the Financing Documents has been duly authorized, executed and delivered by the applicable Magellen Party and constitutes a valid and legally binding agreement of the applicable Magellen Party enforceable against the applicable Magellen Party in accordance with its terms, subject to the Enforceability Exceptions.

(vi)                              The Notes have been duly authorized, executed and delivered by the Partnership and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(vii)                           The Partnership owns all of the outstanding capital stock of OLP GP; all of such capital stock has been duly and validly authorized and issued and is fully paid and nonassessable; and such capital stock is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel.

(viii)                        OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the OLP GP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(ix)                                The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C)

otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(x)                                   The Partnership owns a 100% member interest in MPL LLC; such member interest has been duly authorized and validly issued in accordance with the MPL LLC Agreement, and is fully paid (to the extent required under the MPL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims except for those resulting from the pledge of such member interest to secure indebtedness outstanding, interest and other obligations under the Note Purchase Agreement among MPL LLC, the Partnership, the General Partner and the purchasers parties thereto dated October 1, 2002, as amended prior to the First Delivery Date (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk Office or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the MPL LLC Agreement.

(xi)                                The Operating Partnership owns a 100% member interest in MNGL LLC; such member interest has been duly and validly authorized and issued in accordance with MNGL LLC Agreement and is fully paid (to the extent required under MNGL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the MNGL LLC Agreement.

(xii)                             MNGL LLC is the sole general partner of each of the LP Subsidiaries with a 0.001% general partner interest in each LP Subsidiary; each such general partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement; and MNGL LLC owns each such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MNGL LLC as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the MNGL LLC as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the applicable LP Subsidiary Partnership Agreement.

(xiii)                          The Operating Partnership is the sole limited partner of each of the LP Subsidiaries with a 99.999% limited partner interest in each such LP Subsidiary; each such limited partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement and is fully paid (to the extent required under each such LP Subsidiary Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims except for the Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Partnership as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk Office or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the applicable LP Subsidiary Partnership Agreement.

(xiv)                         MMH LP owns a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the GP LLC Agreement, and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

(xv)                            The Operating Partnership owns a 50% membership interest in Osage; such membership interest has been duly authorized and validly issued in accordance with the Osage LLC Agreement, and is fully paid (to the extent required under the Osage LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for Old Credit Agreement Permitted Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the Osage LLC Agreement.

(xvi)                         The offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance by the Magellan Parties of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has not caused, and will not cause, as applicable, (A) a violation of the organizational documents of any of the Partnership Entities, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), (i) the Financing Documents or (ii) any agreement filed as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2003, the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004 and any Current Report filed by the Partnership since January 1, 2004 or (C) any violation of any federal statute, law or regulation, the laws of the State of New York, the laws of the State of Texas, the Delaware LP Act, the Delaware LLC Act or the DGCL, excluding any federal or state securities laws, or, to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Delaware or New York court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is subject, excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(xvii)                      The statements contained in the Prospectus under the captions “Cash Distributions,” “Material Tax Consequences,” “United States Federal Income Tax Considerations,” “Our Refinancing Plan” and “Investment in Us by Employee Benefit Plans,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Notes conform in all material respects to the description thereof contained in the Prospectus under the captions “Summary—The Offering,” “Description of Notes” and “Description of Debt Securities.”

(xviii)                   The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xix)                           The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Partnership prior to the Delivery Date (except for the financial statements and the notes and financial schedules and other financial, statistical and accounting data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xx)                              To the best of such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

(xxi)                           Neither the General Partner nor any member of the Partnership Group is an “investment company” as defined in the Investment Company Act of 1940, as amended.

Since such counsel has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement or Prospectus (except with respect to the opinions set forth herein), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein.  Such counsel has participated, however, in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed.  Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules and other related financial, accounting and statistical data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto or with respect to the Form T-1 of the Trustee.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas, the laws of the State of New York, the DGCL, Delaware LP Act and the Delaware LLC Act.  Such counsel need not express any opinion with respect to the title of any of the Partnership Group to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any members of the Partnership Group may be subject.  Any references herein to such counsel’s knowledge shall mean the actual knowledge of such counsel’s attorneys substantially participating in the work of such firm as counsel with respect to the matters relating to the offering of the Notes and without in any manner having conducted any investigation other than as described herein.

EXHIBIT B

OPINION OF GENERAL COUNSEL

(i)                                     Each of the Partnership, the Operating Partnership, MTH LP, MPH LP MAP LP and MAS LP has been duly formed and is validly existing as a limited partnership under the Delaware LP Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth on Annex 1 to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged.

(ii)                                  Each of the General Partner, MNGL LLC, MPL LLC and Osage has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex 1 to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other) business, assets, results of operations of the Partnership Group, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(iii)                               OLP GP has been duly formed and is validly existing in good standing as a corporation under the DGCL, is duly registered or qualified to do business and is in good standing as a foreign corporation under the laws of the jurisdictions set forth on Annex 1 to this Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business, assets, results of operations of the Partnership Group, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such corporation has all requisite corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(iv)                              The offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance by the Magellan Parties of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in:  (A) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to or by which the General Partner or any member of the Partnership Group is bound or to which any of

B-1

the property or assets of any member of the Partnership Group is subject, or (B) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the General Partner, any member of the Partnership Group or any of the properties or assets of the Partnership Group, excluding any federal or state securities laws, except any such conflicts, breaches, violations or defaults that would not have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(v)                                 Except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Debt Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings or registrations (A) as have been obtained or made and (B) that, if not so obtained or made, would not have a material adverse effect on the condition (financial or other), business, assets or results of operations of the Partnership Group, taken as a whole.

(vii)                           To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the General Partner or any member of the Partnership Group is a party or to which any property or assets of the Partnership Group is the subject which, if determined adversely to such party, might reasonably be expected to have a material adverse effect on the consolidated financial position, securityholders’ equity, results of operations, business or prospects of the Partnership Group, taken as whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

(viii)                        This Agreement has been duly authorized, executed and delivered by each of the Magellan Parties.

Any references herein to such counsel’s knowledge shall mean the actual knowledge or such counsel and the attorneys at the Partnership Entities substantially participating in the work respecting the matters relating to the Offering.

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ANNEX 1

JURISDICTIONS OF QUALIFICATION

Name of Entity	Jurisdiction of Qualification

Magellan GP, LLC	Delaware, Illinois, Oklahoma, Arkansas, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, South Dakota, Wisconsin, Texas

Magellan Midstream Partners, L.P.

Alabama, Connecticut, Delaware, Georgia, Iowa, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, Oklahoma, Texas, Arkansas, Illinois, North Carolina, North Dakota, South Carolina, South Dakota, Tennessee, Wisconsin, New Mexico, Indiana, Colorado, Virginia

Magellan GP, Inc.

Delaware, Oklahoma, Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Carolina, North Dakota, South Carolina, Tennessee, Texas, Virginia

Magellan Pipeline Company, LLC	Delaware, Arkansas, Illinois, Iowa, Kansas, Oklahoma, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin, New Mexico, Indiana, Texas, Colorado, Utah

Magellan OLP, L.P.

Delaware, Oklahoma, Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Carolina, North Dakota, South Carolina, Tennessee, Texas, Virginia

Magellan NGL, LLC

Delaware, Alabama, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Arkansas, Wisconsin

Magellan Terminals Holdings, L.P.	Delaware, Alabama, Arkansas, Connecticut, Georgia, Louisiana, Mississippi, North Carolina, Oklahoma, South Carolina,

Name of Entity	Jurisdiction of Qualification

Tennessee, Texas, Virginia, Missouri

Magellan Ammonia Pipeline, L.P.	Delaware, Iowa, Kansas, Minnesota, Nebraska, Texas, Oklahoma

Magellan Pipelines Holdings, L.P.	Delaware, Illinois, Texas, Oklahoma

Magellan Asset Services, L.P.	Delaware, Oklahoma, Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Texas, Utah, Wisconsin, Missouri

Osage Pipe Line Company, LLC	Delaware, Kansas and Oklahoma